EXHIBIT 10(dd)

AMENDMENT NO. 2 TO ASSIGNMENT AGREEMENT

This Amendment No. 2 to the Assignment Agreement ("Second Amendment") is dated as of March 2, 2009, by and between Westbridge Agricultural Products, a California corporation ("Assignor") and Alejandro Tamayo Ibarra, a citizen of Mexico ("Assignee"), with reference to the following facts:

A.   Assignor and Assignee entered into an Assignment Agreement dated August 15, 2008 (the "Original Agreement").

B.   The Original Agreement has been amended by that certain First Amendment to the Original Agreement signed by Assignee and Assignor and dated December 15, 2008 ("First Amendment").

C.   Together, the Original Agreement and the First Amendment are herein referred to as the "Agreement," and the capitalized terms used in this Second Amendment shall have the same meaning ascribed to such terms in the Agreement except as otherwise specifically provided in this Second Amendment.

D.   Assignor and Assignee wish to amend certain portions of the Agreement.

Now, Therefore, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Section 3 of the Agreement is deleted and replaced in its entirety with the following:

"For the Assignment, Assignee shall pay to Assignor US$1,250,000 ("Purchase Price") payable in accordance with the following schedule and subject to the discount set forth below:

(i)      US$300,000, which amount has been received by Assignor prior to the date of the First Amendment;

(ii)   US$39,700 on or before March 9, 2009;

(iii)   US$60,300 on or before May 31, 2009;

(iv)   US$300,000 on or before November 30, 2009;

(v)   US$100,000 on or before May 31, 2010; and,

(vi)   US$450,000 on or before November 30, 2010.

The Purchase Price shall be reduced by 5% if the Purchase Price is paid in full on or before November 30, 2009. The discounted Purchase Price is US$1,187,500."

2.    Section 4 of the Agreement is deleted and replaced in its entirety with the following:

"All payments of the deposits and Purchase Price will be paid to Assignor, but subject to the terms of this Agreement. All deposits shall be non-refundable when made."

3.   Section 9 of the Agreement is deleted and replaced in its entirety with the following:

"Each party has previously delivered to Wertz McDade Wallace Moot & Brower ("Wertz McDade") two originals of the Agreement and the First Amendment signed by the parties. On or before March 13, 2009, each party will deliver to Wertz McDade two originals of the Second Amendment signed by the party. Wertz McDade will hold the executed Agreements and executed Amendments until the Closing. Wertz McDade will notify all parties upon its receipt of the originally executed Agreements and Amendments. The Agreement will close (the "Closing") on the condition that all conditions precedent are met, on November 30, 2010 ("Closing Date"). Additionally, the parties may mutually agree to close this Agreement prior to November 30, 2010. The Closing will be at the offices of Wertz McDade, San Diego, California."

4.   Section 11.B of the Agreement shall be amended to delete the reference to US$300,000 and replace it with US$400,000.

5.   Assignee agrees that it will provide to Assignor each month on or before the 10th day of the month, by email, a report of the status of the labor action disclosed in Section 6(iii) of the Original Agreement and any other material actions or matters concerning the Property that Assignee has knowledge of. Assignee shall provide with that report a copy of any documents filed by any party in connection with the labor action or any other material legal action impacting the Property. The first report is due on March 16, 2009. Assignee will continue to vigorously oppose said labor action.

6.   Assignor and Assignee agree that references to "this Agreement" in the Original Agreement shall be deemed to refer to the Original Agreement as amended by the First Amendment and this Second Amendment.

7.   Except as specifically set forth herein, the Agreement is unmodified and is hereby ratified and remains in full force and effect.

8.    The provisions of Section 13 of the Agreement shall apply to this Amendment

9.    This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Amendment had executed the same counterpart. Facsimile signatures are acceptable to deliver and effectuate the terms of this Second Amendment.

In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

ASSIGNOR:	ASSIGNEE:

Westbridge Agricultural Products, a California corporation

By: /s/ Tina Koenemann	/s/ Alejandro Tamayo Ibarra
Tina Koenemann, President	Alejandro Tamayo Ibarra

Witness for Assignor:	Witness for Assignee:

/s/ Ivonne Sanchez Gomez	/s/ Francisco Angel Fernandez Hasbund
Ivonne Sanchez Gomez	Francisco Angel Fernandez Hasbund